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                                                                     Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

        The following are directly or indirectly wholly-owned subsidiaries of the Registrant:

Subsidiary                                      Jurisdiction of Incorporation
----------                                      -----------------------------

Cardmember Publishing Corporation               Delaware
Countrywide Dental Incorporated                 Delaware
Impaq Marketing Corporation                     Delaware